SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): January 5, 2000

                      Shorewood Packaging Corporation
             (Exact Name of Registrant as Specified in Charter)

                                  Delaware
               (State or Other Jurisdiction of Incorporation)

        0-15007                                  11-2742734
  (Commission File Number)            (IRS Employer Identification No.)


            277 Park Avenue
            New York, New York                                10172
            (Address of Principal Executive Offices)        (Zip Code)


Registrant's telephone number, including area code:  (212) 371-1500


                               Not Applicable
       (Former name or former address, if Changed Since Last Report)



ITEM 5.     OTHER EVENTS

            On January 5, 2000, at a meeting of the Board of Directors of Shorewood Packaging Corporation (the "Corporation"), the Board approved an amendment to the Corporation's By-laws. Article X of the Corporation's By-laws was amended such that it would read in its entirety as follows:

                                 "ARTICLE X
                                 Amendments

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation from time to time may make, amend, alter or repeal the by-laws of the Corporation. In addition, the by-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of stockholders of the Corporation at which a quorum is present by the affirmative vote of the holders of not less than SIXTY PERCENT (60%) of the stock issued and outstanding as of the record date for stockholders entitled to vote at such meeting."


                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 5, 2000

                               Shorewood Packaging Corporation


                               By:    /s/ Howard M. Liebman
                                  -------------------------------
                                  Name:  Howard M. Liebman
                                  Title: President and Chief Financial Officer